Exhibit 99.1

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST ANNOUNCES JULY CASH DISTRIBUTION AND EXCESS COST POSITION ON WADDELL RANCH PROPERTIES

DALLAS, Texas, July 21, 2026 – Argent Trust Company, as Trustee of the Permian Basin Royalty Trust (NYSE: PBT) (“Permian” or the “Trust”) today declared a cash distribution to the holders of its units of beneficial interest of $0.043566 per unit, payable on August 14, 2026, to unit holders of record on July 31, 2026. The distribution does not include proceeds from the Waddell Ranch properties, as total production costs (“Production Costs”) exceeded gross proceeds (“Gross Proceeds”) for the month of June, resulting in a continuing excess cost position for the Waddell Ranch properties. More information regarding the Waddell Ranch properties is described below.

This month’s distribution increased compared to the previous month due primarily to the fourth settlement payment in the amount of $1,125,000 being received from Blackbeard Operating LLC, this in conjunction with Texas Royalty Properties having higher oil pricing, partially offset by lower oil and natural gas volumes along with lower natural gas pricing for the reporting period.

WADDELL RANCH

Information from Blackbeard Operating, LLC (“Blackbeard”), the operator of the Waddell Ranch properties, necessary to calculate the net profits interest (“NPI”) proceeds for a given month is received after the announcement date for the month’s distribution. As a result, in accordance with the Trust indenture, if NPI proceeds are received from the Waddell Ranch properties on or prior to the record date, they will be included in the following month’s distribution.

As noted above, no proceeds were received by the Trustee in June 2026 to be included in the July distribution. All excess costs, including any accrued interest, will need to be recovered by future proceeds from the Waddell Ranch properties before any proceeds are distributed to the Trust. Due to the fact that Blackbeard provides production, pricing and cost information quarterly instead of monthly, the Trustee will be disclosing that information in the quarterly reports on Form 10-Q and annual reports on Form 10-K for the foreseeable future (to the extent timely received from Blackbeard).

TEXAS ROYALTY PROPERTIES

Production for the underlying Texas Royalty Properties was 15,307 barrels of oil and 6,545 Mcf of gas. The production for the Trust’s allocated portion of the Texas Royalty Properties was 13,842 barrels of oil and 5,923 Mcf of gas. The average price for oil was $99.90 per bbl and for gas was $8.61, which includes significant NGL pricing, per Mcf. This would mainly reflect production and pricing in April for oil and March for gas. These allocated volumes were impacted by the pricing of both oil and gas. This production and pricing for the underlying properties resulted in revenues for the Texas Royalty Properties of $1,585,528. Deducted from these revenues were taxes and expenses of $137,243 resulting in a Net Profit of $1,448,285 for June. With the Trust’s NPI of 95% of the underlying properties, this would result in a net contribution by the Texas Royalty Properties of $1,375,871 to this month’s distribution.

	Underlying Properties		Net to Trust Sales
	Volumes		Volumes		Average Price
	Oil (bbls)	Gas (Mcf)	Oil (bbls)	Gas (Mcf) (1)	Oil (per bbl)	Gas (per Mcf) (2)
Current Month

Waddell Ranch	(3)	(3)	(3)	(3)	(3)	(3)
Texas Royalties	15,307	6,545	13,842	5,923	$99.90	$8.61

Prior Month
Waddell Ranch	(3)	(3)	(3)	(3)	(3)	(3)
Texas Royalties	16,174	7,743	14,577	6,972	$88.42	$9.50

(1) These volumes are net to the Trust, after allocation of expenses to Trust’s net profit interest, including any prior period adjustments.

(2) This pricing includes sales of gas liquid products.

(3) Information is not being made available monthly but may be provided within 30 days next following the close of each calendar quarter. To the extent the Trustee receives such information timely following the quarter, information will be included in the Trust’s quarterly report on Form 10-Q for the applicable quarter (or the annual report on Form 10-K with respect to the fourth quarter).

General and Administrative Expenses deducted for the month, net of interest earned were $470,271, of which $400,000 was an increase to the expense reserve for liabilities, resulting in a distribution of $2,030,599.85 to 46,608,796 units outstanding, or $0.043566 per unit.

The worldwide market conditions continue to affect the pricing for domestic production. It is difficult to predict what effect these conditions will have on future distributions.

SOFTVEST PROPOSAL

As previous disclosed, the Trustee has received a Schedule 13D (“Schedule 13D”) filed with the Securities and Exchange Commission on May 18, 2026 by SoftVest, L.P. (“SoftVest”), a unitholder of the Trust, and certain other parties disclosing that SoftVest and Blackbeard Holdings, LLC (“Blackbeard Holdings”) have agreed to a preliminary non-binding term sheet that sets forth the proposed high-level material terms and conditions governing a potential business combination of the Trust and certain Blackbeard Holdings assets. The Schedule 13D further states that the term sheet contemplates the formation of a new corporation (“New PubCo”) that would be owned in part by Trust unitholders, and in part by Blackbeard Holdings and its affiliates that would acquire and own (i) all of the assets and operations of the Trust, and (ii) US Land Guild, LLC (“USLG”), a wholly owned subsidiary of Blackbeard Holdings that will own approximately 66,500 acres of surface estate and a 15% royalty interest associated with certain acreage and certain mineral interests currently owned by Blackbeard Holdings or one of its affiliates. The Schedule 13D also states that the term sheet provides for Blackbeard Holdings or its affiliates to receive certain working interests owned by the Trust following the conversion of net profits interests into a cost free 15% royalty interest, including those associated with the “West Ranch” and “East Ranch” properties.

Neither the Trust, nor the Trustee participated or was involved in the negotiation of the term sheet relating to the proposed business combination described in the Schedule 13D, and is providing the information in this press release solely for informational purposes for Trust unitholders. Unitholders are encouraged to read the Schedule 13D in its entirety and other materials filed with the Securities and Exchange Commission by SoftVest (and when formed, the New PubCo) for additional information. The Trustee anticipates that the proposed business combination would require approval of Trust unitholders. Based on the recent modifications to the Trust’s Indenture approved by a court on May 8, 2026, at SoftVest’s request, such approval would likely require the approval of a majority in interest of Trust unitholders constituting a quorum at a meeting of unitholders where a quorum is present.

The 2025 Annual Report with Form 10-K, which includes the December 31, 2025, Reserve Summary, has been filed with the Securities Exchange Commission. Permian’s cash distribution history, current and prior year financial reports, tax information booklets, and a link to filings made with the Securities and Exchange Commission, all can be found on Permian’s website at http://www.pbt-permian.com/. Additionally, printed reports can be requested and are mailed free of charge.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release is not a proxy solicitation. None of the Trust, the Trustee, or the Trustee’s officers or directors, are soliciting proxies in connection with any special meeting of Trust unitholders and are not participants in any solicitation of proxies by SoftVest and/or other unitholders in connection with any special meeting. The Trustee and the Trust are making this communication for informational purposes only and do not intend to file a proxy statement or registration statement with respect to the proposed business combination.

The Trustee anticipates that if the business combination is pursued, New PubCo, SoftVest, and/or other unitholders may file a registration statement on Form S-4, which will include a proxy statement relating to a meeting of Trust unitholders and a prospectus of New PubCo with the Securities and Exchange Commission. Unitholders and other investors are strongly encouraged to read the Form S-4, including the proxy statement/prospectus and any other documents filed with the Securities and Exchange Commission when they become available because they will contain important information. Unitholders may obtain a free copy of any Form S-4, proxy statement/prospectus, and any amendments and documents that New PubCo, SoftVest and/or any other unitholders or the Trust files with the SEC from the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS

Any statements in this press release about future events or conditions, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Trust’s actual results to differ materially from the results the Trustee anticipates include, but are not limited to the factors described in Part I, Item 1A, “Risk Factors” of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2025, and Part II, Item 1A, “Risk Factors” of subsequently filed Quarterly Reports on Form 10-Q.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact: Nancy Willis, Director of Royalty Trust Services, Argent Trust Company, Trustee, Toll Free – 1.855.588.7839